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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-106007, 333-104828, 333-96541, 333-87736,
333-67370, 333-59380, 33-52252, 33-40294, 33-40295, 33-32875, 033-59009,
333-38055, 333-40681, 333-26979, 333-39238 and 333-86611) and Form S-3 (File No.
333-111082, 333-104821, 333-67020, 33-55977, 333-91349 and 33-47424) of our
report dated January 19, 2004, except for the fifth and thirteenth paragraphs in
Note 18 for which the dates are February 5, 2004 and February 24, 2004, respectively relating to the financial statements of Johnson & Johnson, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 19, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

New York, New York
March 9, 2004

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